EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Golden West Financial Corporation for the quarterly period ended September 30, 2005, each of the undersigned, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Form 10-Q of Golden West Financial Corporation for the quarterly period ended September 30, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Form 10-Q of Golden West Financial Corporation for the quarterly period ended September 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Golden West Financial Corporation.

November 8, 2005	/s/ Herbert M. Sandler
Date	Herbert M. Sandler
Chairman of the Board and
Chief Executive Officer
Golden West Financial Corporation

November 8, 2005	/s/ Marion O. Sandler
Date	Marion O. Sandler
Chairman of the Board and
Chief Executive Officer
Golden West Financial Corporation

November 8, 2005	/s/ Russell W. Kettell
Date	Russell W. Kettell
President and Chief Financial Officer
Golden West Financial Corporation